UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 29, 2010

AMERICAN PHYSICIANS SERVICE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

TEXAS	001-31434	75-1458323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 S. CAPITAL OF TEXAS HIGHWAY

SUITE C-300

AUSTIN, TEXAS 78746

(Address of Principal Executive Offices, Zip Code)

(512) 328-0888

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On November 29, 2010, American Physicians Service Group, Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”).  At the Special Meeting, the Company’s shareholders considered a proposal to approve the merger of CA Bridge Corporation, a wholly-owned subsidiary of ProAssurance Corporation, with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), and to adopt the Agreement and Plan of Merger (the “Merger Agreement”) dated August 31, 2010, which is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 18, 2010 in connection with the Special Meeting (the “Proxy Statement”).  A total of 4,574,481 shares were represented in person or by proxy at the Special Meeting, or 67.94% of the total shares outstanding.  Shareholders approved the Merger and adopted the Merger Agreement.  The final results of the votes with respect to the proposal submitted for shareholder vote at the Special Meeting are set forth below.

For	4,544,248
Against	27,009
Abstain	3,224
Broker Non-Votes	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2010	American Physicians Service Group, Inc.
Signed: /s/ Marc J. Zimmermann
Name: Marc J. Zimmermann
Title: Chief Financial Officer